Exhibit 99.1
Polypore International, Inc. Reports 16% Sales Growth in Fourth Quarter
CHARLOTTE, NC — February 13, 2008 — Polypore International, Inc. (NYSE: PPO) today reported its financial results for the fourth quarter ended December 29, 2007, which were highlighted by continued strong sales growth in all businesses.
•	Sales were $145.1 million, up 16% from $124.9 million in the comparable period in 2006.
•	Operating income was $32.6 million compared to operating income of $19.1 million in 2006.
•	The Company reported net income in the quarter of $14.1 million, or $0.35 per diluted share, compared with a net loss in the fourth quarter of 2006 of $2.7 million, or a loss of $0.11 per diluted share. Excluding one-time items, Adjusted Net Income and Adjusted EPS were $11.0 million and $0.27 per diluted share, as compared to a similarly Adjusted Net Loss in the fourth quarter of 2006 of $3.0 million, or a loss of $0.12 per diluted share. A table showing the impact of one-time items on net income and earnings per share is included in this release.
Commenting on the Company’s results, Robert B. Toth, President and Chief Executive Officer, said: “2007 was an important year for Polypore as we accomplished the IPO, implemented an improved capital structure, completed the transition of our hemodialysis membrane business, and enacted many initiatives to drive growth. We are very pleased with the execution of our strategies and the resulting sales growth across all businesses.”
For the year ended December 29, 2007:
•	Sales were $537.1 million, up 12% from $479.7 million during 2006.
•	Operating income was $104.4 million compared to operating income of $42.6 million in 2006.

•	The Company reported net income of $0.5 million, or $0.02 per diluted share, during 2007 compared with a net loss in 2006 of $29.6 million, or a loss of $1.17 per diluted share. Excluding one-time items, Adjusted Net Income and Adjusted EPS were $17.3 million and $0.52 per diluted share in 2007, as compared to a similarly Adjusted Net Loss in 2006 of $7.2 million or a loss of $0.28 per diluted share. A table showing the impact of one-time items on net income and earnings per share is included in this release.
Adjusted EBITDA
Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), as defined in Polypore’s senior secured credit facility, was $44.2 million in the fourth quarter of 2007 compared with $37.1 million in the fourth quarter of 2006. Adjusted EBITDA for the year ended December 29, 2007 was $155.2 million, up from $141.8 million in 2006. Adjusted EBITDA is defined and reconciled to GAAP as noted in the attached table.
Energy Storage
In the quarter, sales for the Energy Storage segment were $101.0 million, an increase of $12.1 million, or 14%, over the prior year (7% net of the effect of the euro to dollar exchange rate). Fourth quarter highlights include:
•	14% growth in sales of lead-acid battery separators, driven by higher volume, particularly in Asia, price increases and strength in the euro to dollar exchange rate.
•	12% growth in sales of lithium battery separators associated with continued strong demand for consumer electronic products and expanding applications for lithium batteries. This growth was achieved despite a fire at a customer facility which limited lithium battery separator sales in the quarter. The plant fire was unrelated to Polypore, and Polypore is pursuing a business interruption insurance recovery. The customer subsequently resumed production in the fourth quarter and is expected to continue ramping up to normal levels by the end of the first quarter of 2008.
•	Segment operating income of $21.8 million and 22% of net sales as compared to $18.9 million or 21% of net sales for the same period in the prior year quarter. A table showing the reconciliation of segment operating income to consolidated results is included in this release.

For the year, Energy Storage segment sales were $381.8 million, an increase of $38.8 million, or 11%, over the prior year (8% net of the effect of the euro to dollar exchange rate). Highlights in 2007 include:
•	12% growth in sales of lead-acid battery separators.
•	10% growth in sales of lithium battery separators.
•	Segment operating income of $81.6 million compared with $72.1 million for 2006, or 21% of net sales for both periods.
Separations Media
In the quarter, sales for the Separations Media segment were $44.1 million, up $8.1 million, or 23%, from the fourth quarter of 2006 (13% net of the effect of the euro to dollar exchange rate). Fourth quarter highlights include:
•	20% growth in sales of healthcare products, driven by strong growth in synthetic hemodialysis membranes, combined with strength in the euro to dollar exchange rate.
•	30% growth in sales of filtration and specialty products, driven primarily by demand for high performance filtration applications and strength in the euro to dollar exchange rate.
•	Segment operating income of $9.5 million and 22% of net sales compared with an operating loss of $0.3 million for the same period in the prior year. A table showing the reconciliation of segment operating income to consolidated results is included in this release.
For the year, Separations Media segment sales were $155.3 million, an increase of $18.6 million, or 14%, over the prior year (6% net of the effect of the euro to dollar exchange rate). Highlights in 2007 include:
•	10% growth in sales of healthcare products.
•	22% growth in sales of filtration and specialty products.
•	Segment operating income of $22.2 million and 14% of net sales compared with $5.2 million and 4% of net sales for 2006.

The overall improvement in Separations Media reflects the successful transformation of our hemodialysis membrane business from cellulosic to synthetic products, investments to enhance production efficiencies, and growth in our high performance filtration business.
Outlook and Guidance
For the year ending January 3, 2009, the Company expects to achieve net sales of $545 to $565 million, Adjusted EBITDA of $163 to $169 million, and EPS in the range of $0.86 to $0.96 per diluted share. These estimates are based on an assumed full-year weighted average fully diluted share count of 40.7 million shares. Additionally, we estimate total capital expenditures of approximately $50.0 million in 2008, $30.0 million of which is to complete two previously announced Energy Storage expansions at the Company’s facilities in Thailand and North Carolina.
Commenting on the Company’s outlook, Mr. Toth said, “We have positive sales momentum going into 2008 and—together with our ongoing growth initiatives, a high recurring revenue base and a leading presence in global markets—we are well positioned to meet the growing and sustainable demand for mobile power and purity worldwide through our core capabilities in microporous membranes.”
Conference Call
Polypore International, Inc. will hold a conference call to discuss the Company’s fourth quarter financial results and business outlook on Thursday, February 14, 2008 at 9:00 AM Eastern time. A replay of the conference call will be available through February 28, 2008, via telephone at 888-203-1112 (in the U.S.) or 719-457-0820 (International). Enter code 2654661. The call will also be webcast live and archived for 30 days in the Investor Relations section of the Company’s web site at http://investor.polypore.net/.
In addition, the Company filed a Form 8K with Supplemental Financial Information that is located on the Company’s web site.
Investor Contact: Polypore Investor Relations — 704-587-8886 or investorrelations@polypore.net.

Non-GAAP Supplemental Information
Adjusted EBITDA, Adjusted Net Income and Adjusted EPS (earnings per share) are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. Adjusted EBITDA is defined in Polypore’s credit agreement and represents earnings before interest, taxes, depreciation and amortization and certain non-operating items, business restructuring costs, costs incurred in connection with the purchase of our 10.50% senior discount notes and refinancing of our credit facilities and other non-cash or non-recurring charges. Polypore defines Adjusted Net Income as net income excluding one-time items such as costs incurred in connection with the purchase of our 10.50% senior discount notes and refinancing of our credit facilities, business restructuring costs and the one-time income tax impact of tax reforms. Polypore defines Adjusted EPS as Adjusted Net Income divided by the number of diluted shares of common stock outstanding. For more information regarding the computation of Adjusted EBITDA, Adjusted Net Income and Adjusted EPS, the reconciliation of Adjusted EBITDA and Adjusted Net Income to net income and the reconciliation of Adjusted EPS to earnings per share, please see the attached financial tables.
Polypore presents these non-GAAP financial measures because it believes that they are a useful indicator of its operating performance. Adjusted EBITDA is a measure used in our credit agreement to determine the availability of borrowings under our revolving credit facility. Polypore’s management also uses Adjusted EBITDA to review and assess its operating performance in connection with employee incentive programs and the preparation of its annual budget and financial projections. Adjusted Net Income and Adjusted EPS exclude amounts that we do not consider part of our ongoing operating results when assessing performance of the Company. We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods.
Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are not measurements of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, Polypore’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Polypore also presents a range for Adjusted EBITDA on a forward-looking basis. The most directly comparable forward-looking GAAP measure for Adjusted EBITDA is net income. The most directly comparable forward-looking GAAP measure for Adjusted EPS is earnings per share. Polypore is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure because we cannot reliably forecast certain items included in the GAAP measures. Please note that the unavailable reconciling items could significantly impact the Company’s future financial results.
This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit facility; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under, environmental laws; the failure to protect our intellectual property; the failure to replace lost senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the adverse impact on our financial condition from past restructuring activities; the failure to effectively integrate newly acquired operations; the absence of expected returns from the amount of intangible assets we have recorded; and natural disasters, epidemics, terrorist acts and other events beyond our control. Additional information concerning these and other important factors can be found in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Polypore International, Inc.
Condensed Consolidated Statements of Operation
(unaudited)
(in millions, except share data)

	Three Months Ended		Year Ended
	December 29,	December 30,	December 29,	December 30,
	2007	2006	2007	2006 (a)

Net sales	$145.1	$124.9	$537.1	$479.7
Cost of goods sold	89.7	83.0	339.5	314.8

Gross profit	55.4	41.9	197.6	164.9
Selling, general, and administrative expenses	24.0	23.4	94.1	87.9
Business restructuring	(1.2)	(0.6)	(0.9)	37.0
Change in accounting principle related to postemployement benefits	—	—	—	(2.6)

Operating income	32.6	19.1	104.4	42.6
Other (income) expense:
Interest expense, net	16.8	23.6	81.0	92.3
Costs related to purchase of 10.50% senior discount notes	—	—	30.1	—
Write-off of loan acquisition costs associated with refinancing of senior secured credit facilities	—	—	7.2	—
Foreign currency and other	0.9	0.9	1.6	3.2

	17.7	24.5	119.9	95.5

Net income (loss) before income taxes	14.9	(5.4)	(15.5)	(52.9)
Income taxes	0.8	(2.7)	(16.0)	(23.1)

Net income (loss) before cumulative effect of change in account principle	14.1	(2.7)	0.5	(29.8)
Cumulative effect of a change in accounting principle related to stock compensation, net of income taxes	—	—	—	0.2

Net income (loss)	$14.1	$(2.7)	$0.5	$(29.6)

Net income (loss) per share — basic and diluted
Income (loss) before cumulative effect of a change in accounting principle	$0.35	$(0.11)	$0.02	$(1.18)
Cumulative effect of a change in accounting principle related to stock compensation, net of income taxes	—	—	—	0.01

Net income (loss)	$0.35	$(0.11)	$0.02	$(1.17)

Weighted average shares outstanding — basic	40,317,924	25,347,469	32,942,214	25,313,130
Weighted average shares outstanding — diluted	40,647,806	25,347,469	33,237,230	25,313,130

(a)	Derived from audited consolidated financial statements.

Polypore International, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	December 29,	December 30,
	2007	2006 (a)
	(unaudited)

Assets:
Cash and equivalents	$54.9	$54.7
Other current assets	194.4	183.2

Current assets	249.3	237.9
Property, plant and equipment, net	401.3	363.5
Goodwill	568.9	567.6
Intangibles and loan acquisition costs, net	187.9	204.6
Other	21.8	16.3

Total assets	$1,429.2	$1,389.9

Liabilities and shareholders’ equity:
Current liabilities	$91.0	$90.4
Debt and capital lease obligations, less current portion	816.9	1,043.6
Other	185.8	186.2
Shareholders’ equity	335.5	69.7

Total liabilities and shareholders’ equity	$1,429.2	$1,389.9

(a)	Derived from audited consolidated financial statements.

Polypore International, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Year Ended
	December 29, 2007	December 30, 2006 (a)

Operating activities:
Net income (loss)	$0.5	$(29.6)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	48.9	60.2
Deferred income taxes	(32.2)	(34.9)
Business restructuring	(0.9)	37.0
Costs related to purchase of 10.50% senior discount notes	30.1	—
Write-off of loan acquisition costs associated with refinancing of senior secured credit facilities	7.2	—
Other adjustments impacting net cash provided by operating activities	18.2	28.0
Changes in operating assets and liabilities	(2.5)	(10.7)

Net cash provided by operating activities	69.3	50.0
Investing activities:
Purchases of property, plant and equipment	(29.8)	(24.0)
Acquisition of business	(5.5)	—
Proceeds from sale of property, plant and equipment	—	0.1

Net cash used in investing activities	(35.3)	(23.9)
Financing activities:
Proceeds from the senior secured credit facility	370.0	—
Principal payments on debt	(372.6)	(3.4)
Purchase of the 10.50% senior discount notes	(293.7)	—
Proceeds from initial public offering, net of underwriting fees and other offering related costs	264.8	—
Loan acquisition costs	(8.7)	—
Issuance (repurchases) of common stock, net	(0.2)	0.4

Net cash used in financing activities	(40.4)	(3.0)
Effect of exchange rate changes on cash and cash equivalents	6.6	3.5

Net increase in cash and cash equivalents	0.2	26.6
Cash and cash equivalents at beginning of period	54.7	28.1

Cash and cash equivalents at end of the period	$54.9	$54.7

(a)	Derived from audited consolidated financial statements.

Polypore International, Inc.
Supplemental Information
Reconciliation of Adjusted EBITDA
(unaudited, in millions)

	Three Months	Three Months	Year	Year
	Ended	Ended	Ended	Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006

Net income (loss)	$14.1	$(2.7)	$0.5	$(29.6)
Add:
Depreciation	8.2	11.8	31.4	42.5
Amortization	4.1	4.4	17.5	17.7
Interest expense, net	16.8	23.6	81.0	92.3
Income taxes	0.8	(2.7)	(16.0)	(23.1)

EBITDA	44.0	34.4	114.4	99.8
Operating lease payments	—	—	—	0.6
Foreign currency loss	0.9	1.1	1.8	3.3
Loss on disposal of property, plant, and equipment	0.1	0.1	1.2	0.9
Stock compensation	0.2	0.3	0.7	0.5
Business restructuring	(1.2)	(0.6)	(0.9)	19.5
Asset impairment	—	—	—	17.5
Costs related to purchase of 10.50% senior discount notes	—	—	30.1	—
Write-off of loan acquisition costs associated with refinancing of senior secured credit facilities	—	—	7.2	—
Other non-cash or non-recurring charges	0.2	1.8	0.7	(0.3)

Adjusted EBITDA	$44.2	$37.1	$155.2	$141.8

Polypore International, Inc.
Supplemental Information
Reconciliation of Adjusted Net Income (Loss) and Adjusted EPS
(unaudited)
(in millions, except share data)

	Three Months Ended		Year Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006

Net income (loss)	$14.1	$(2.7)	$0.5	$(29.6)
Add:
Costs related to purchase of 10.50% senior discount notes	—	—	30.1	—
Write-off of loan acquisition costs associated with refinancing of senior secured credit facilities	—	—	7.2	—
Business restructuring	(1.2)	(0.6)	(0.9)	37.0
Foreign currency losses incurred in connection with debt refinancing	—	—	0.7	—
Change in accounting principle related to postemployment benefits	—	—	—	(2.6)
Impact of above items on provision for income taxes	0.5	0.3	(11.8)	(11.8)
Income tax benefit resulting from tax law changes in Europe	(2.4)	—	(8.5)	—
Cumulative effect of a change in accounting principle related to stock compensation, net of income taxes	—	—	—	(0.2)

Adjusted net income (loss)	$11.0	$(3.0)	$17.3	$(7.2)

Net income (loss) per basic and diluted share	$0.35	$(0.11)	$0.02	$(1.17)
Impact of adjustments on net income (loss) per share	(0.08)	(0.01)	0.50	0.89

Adjusted net income (loss) per basic and diluted share	$0.27	$(0.12)	$0.52	$(0.28)

Weighted average diluted shares outstanding	40,647,806	25,347,469	33,237,230	25,313,130

Polypore International, Inc.
Supplemental Information
Reconciliation of Segment Operating Income to Income (Loss) Before Income Taxes
(unaudited, in millions)

	Three Months Ended		Year Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006

Operating income:
Energy Storage	$21.8	$18.9	$81.6	$72.1
Separations Media	9.5	(0.3)	22.2	5.2
Corporate	0.1	(0.1)	(0.3)	(0.3)

Total segment operating income	31.4	18.5	103.5	77.0
Business restructuring	(1.2)	(0.6)	(0.9)	37.0
Change in accounting principle related to postemployment benefits	—	—	—	(2.6)

Total operating income	32.6	19.1	104.4	42.6
Reconciling items:
Interest expense	16.8	23.6	81.0	92.3
Costs related to purchase of 10.50% senior discount notes	—	—	30.1	—
Write-off of loan acquisition costs associated with refinancing of senior secured credit facilities	—	—	7.2	—
Foreign currency and other	0.9	0.9	1.6	3.2

Income (loss) before income taxes	$14.9	$(5.4)	$(15.5)	$(52.9)